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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                            TRAMMELL CROW COMPANY
            (Exact name of registrant as specified in its charter)


                 DELAWARE                                75-2721454
      (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or organization)               Identification Number)

            2001 ROSS AVENUE
       3400 TRAMMELL CROW CENTER
              DALLAS, TEXAS                                 75201
(Address of principal executive offices)                 (Zip Code)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


     COMMON STOCK, $.01 PAR VALUE                    NEW YORK STOCK EXCHANGE

          Title of each class                     Name of each exchange on which
          to be so registered                     each class is to be registered


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                               (TITLE OF CLASS)

                                     None

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          For information with respect to the common stock, par value $0.01 per share (the "Common Stock"), of Trammell Crow Company, a Delaware corporation (the "Company"), see the information under the caption "Description of Capital Stock" contained in the prospectus to be filed by the Company pursuant to Rule 424(b) and deemed a part of the Company's Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, on September 3, 1997, as amended on October 22, 1997, as such Registration Statement may be amended further from time to time. The prospectus is deemed to be incorporated herein by reference. The Company has filed an application with respect to the Common Stock with, and delivered copies of the Registration Statement to, the New York Stock Exchange.

ITEM 2.   EXHIBITS.

          The required exhibits need not be filed because the Common Stock will be registered on the New York Stock Exchange, on which no other securities of the Company are registered.






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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       TRAMMELL CROW COMPANY



Date: October 22, 1997                 By: /s/ William P. Leiser
     ----------------------------          ----------------------------------
                                           William P. Leiser
                                           Secretary and Treasurer